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                                                                 EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT
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                              Advanced Rx, Inc.
                           The Apothecary NCS, Inc.
                            Klingensmith NCS Inc.
                      Marlowe Nursing Center Services L.P.
                        NCS HealthCare of Illinois, Inc.
                        NCS HealthCare of Indiana, Inc.
                        NCS HealthCare of Kansas, Inc.
                        NCS HealthCare of Michigan, Inc.
                          NCS HealthCare of Ohio, Inc.
                       NCS HealthCare of Oklahoma, Inc.
                        NCS HealthCare of Oregon, Inc.
                      NCS HealthCare of Pennsylvania, Inc.
                    Uni-Care Health Services of Maine, Inc.
                         Uni-Care Health Services, Inc.